UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2026

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2026, AXT Inc., a Delaware corporation, (the “Registrant”, and collectively with its affiliates, “AXT”) and Lumentum Operations LLC, a Delaware limited liability company (collectively with its affiliates, “Lumentum”) entered into a Capacity Reservation Agreement (the “Agreement”) for the supply and capacity reservation of indium phosphide (“InP”) wafer substrates (the “Products”). Under the terms of the Agreement, AXT has agreed to reserve a minimum annual commitment of the Products by Lumentum (the “Product Capacity”) for a six (6) year period beginning upon entry into the Agreement and to support any additional capacity that may be required. The Agreement may be renewed for additional one (1) year periods.

In consideration for the reservation of the Product Capacity, Lumentum has agreed to pay AXT (i) an initial deposit of $43,500,000, due within thirty (30) business days after entry into the Agreement, and (ii) a second deposit of $43,500,000, with the timing and terms surrounding payment to be subsequently determined during calendar year 2028. The deposits shall be applied as shipment credits towards the purchase of the Products, until such deposit is exhausted. In the event that Lumentum’s actual purchase quantity during any calendar year falls below the committed Product Capacity for such calendar year (the “Annual Purchase Commitment”), subject to certain exceptions relating to force majeure circumstances, and/or Product quality and non-conformance issues, Lumentum shall be responsible for the shortfall between the Annual Purchase Commitment and the quantity actually purchased. In addition, failure to deliver the minimum annual Product Capacity by AXT shall constitute a material breach and should AXT fail to cure such breach, AXT will be required to refund to Lumentum the portion of deposit, as applicable, that has not previously been applied as shipment credits. However, upon termination for convenience or changes in demand, AXT will retain any unallocated deposit amounts. Any modifications to the Product Capacity may only be made in writing executed by both parties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed as an exhibit to the Registrant’s quarterly report on Form 10-Q for the period ended September 30, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 29, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

	By:	/s/ Gary L. Fischer
Date: July 29, 2026		Gary L. Fischer
Chief Financial Officer and Corporate Secretary